Exhibit 10.3





THIS AGREEMENT made effective, this 31st day of March, 1998.

BETWEEN:

                           ZCL   COMPOSITES   INC.,   a  body   corporate   duly
incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as the "ZCL")

                                                               OF THE FIRST PART

                                     - and -

                           PULTRONEX   CORPORATION,   a  body   corporate   duly
incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as the "Purchaser")

                                                              OF THE SECOND PART

                                     - and -

                           ROBERT DAY, an individual resident in the Province of
 Alberta ("Day")

                                                               OF THE THIRD PART

                                     - and -

                           KULDIP DELHON, an individual resident in the Province
 of Alberta ("Delhon")

                                                              OF THE FOURTH PART

                                     - and -

                           KRISHEN MEHRA, an individual resident in the Province
 of Alberta ("Mehra")

                                                               OF THE FIFTH PART

                                     - and -

                           JARNAIL SEHRA, an individual resident in the Province
 of Alberta ("Sehra")

                                                               OF THE SIXTH PART

(65)

                        ASSET PURCHASE AND SALE AGREEMENT


     WHEREAS:

A. The Purchaser is desirous of acquiring from ZCL and ZCL is desirous of selling to the Purchaser the Assets for the Purchase Price, all on the terms as set forth herein;

B. As security for payment of the Purchase Price, the Purchaser and the Principals have agreed to grant security to ZCL, including the General Security Agreements, the Mortgage and the Guarantee;


     NOW THEREFORE THIS AGREEMENT WITNESS THAT, in consideration of the mutual covenants, promises and provisos hereinafter contained and other good and valuable consideration, the Parties hereto agree as follows:


                             ARTICLE 1 - DEFINITIONS

1.1 In this Agreement (including the recitals and each schedule hereto) the words and phrases set forth below shall have the following meanings ascribed thereto:

     1.1.1"Agreement" means this Agreement in writing between the Parties and any amendments thereto, including the recitals together with any schedules attached hereto and made part hereof;

     1.1.2"Assets" means all assets owned by ZCL comprising the pultrusion division of ZCL including, but not limited to, the Premises, the Equipment, the Raw Materials, the Stock and the Intangibles;

     1.1.3"Business" means the business currently carried on by ZCL through its pultrusion division which consists of the manufacture and sale of pultruded products throughout North America;

     1.1.4"business day" means any day except Saturday, Sunday and statutory holidays in the Province of Alberta;

     1.1.5"Closing" means the conveyance to the Purchaser by ZCL of the Assets in accordance with the terms of this Agreement;

     1.1.6"Closing Date" means June 3, 1998 or such other date as the Parties mutually agree to;

     1.1.7 "Effective Date" means March 31, 1998;

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
     1.1.8"Equipment" means all equipment, toolings and fixtures owned by ZCL, as of the Effective Date, located on the Premises, including but not limited to that equipment listed in Schedule "A" attached hereto and excluding underground storage tanks, strap assembly and testing equipment and the hydraulic press for bio-container cores;

     1.1.9"General Security Agreement" means the general security agreement to be granted by the Purchaser to ZCL in the form attached as Schedule "C";

     1.1.10 "GST" means goods and services tax as defined by the Excise Tax Act (Canada);

     1.1.11 "Guarantee" means the guarantee to be provided by each of the Principals to ZCL in the form attached as Schedule "E";

     1.1.12 "Intangibles" means all patents, trademarks, technology, designs, specifications, know-how, customer lists and market information owned by ZCL as at the Effective Date and associated with pultrusion;

     1.1.13 "Mortgage" means the collateral mortgage to be granted by the Purchaser to ZCL as security for payment of the Promissory Note in the form attached hereto as Schedule "D";

     1.1.14 "Person" means an individual, a partnership,  a corporation, a joint
          venture,   and  any  other  form  of  incorporated  or  unincorporated association, organization or other entity;

     1.1.15 "Premises" means the land and building located at 2305 - 8th Street, Nisku, Alberta;

     1.1.16 "Principals" means collectively Day, Delhon, Mehra and Sehra;

     1.1.17 "Promissory Note" means a Promissory Note in the form set out as Schedule "B" hereto and forming part of this Agreement to be executed by the Purchaser and dated the Effective Date hereof;

     1.1.18 "Purchase Price" means the sum of THREE MILLION ONE DOLLARS ($3,000,001) in Canadian currency;

     1.1.19 "Raw Materials" means all unprocessed or partially processed materials or supplies, as of the Effective Date, located on the Premises used in the manufacture, packaging or shipment by ZCL of pultruded products, or the maintenance of the Equipment or the Premises, excluding any Parabeam fabric and tank related materials stored on the Premises;

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

                                      -4-

     1.1.20 "Stock" means finished goods and work in process on pultruded products related to the Business, owned by ZCL as of the Effective Date, whether located on the Premises or held in other locations, consigned goods, accessories normally sold with pultruded products, marketing materials and displays.


                     ARTICLE 2 - PURCHASE AND SALE OF ASSETS

2.1 On the Closing Date, ZCL hereby sells, transfers and conveys to the Purchaser, in consideration for the payment of the Purchase Price by the Purchaser to ZCL all right, title and interest to the Assets as of the Effective Date, free and clear of any claims, liens, encumbrances, charges or security interest whatsoever.

2.2 The Purchase Price for the Assets shall be paid as follows:

     2.2.1TWO HUNDRED  THOUSAND AND ONE DOLLARS  ($200,001)  by way of a deposit
          (the "Deposit") shall be paid upon acceptance of the offer by ZCL to sell the Assets to the Purchaser (the receipt of which is hereby acknowledged);

     2.2.2The  balance  by  Promissory  Note  to be TWO  MILLION  EIGHT  HUNDRED
          THOUSAND DOLLARS ($2,800,000), payable to ZCL in full on or before March 31, 1999 in accordance with the terms of such Promissory Note.

     2.3 The Parties do hereby acknowledge and agree that the Deposit shall be non-refundable to the Purchaser in the event that the Purchaser is unable to complete the purchase of Assets contemplated hereunder.

2.4 The parties agree that, with respect to adjustments to the Purchase Price:

     2.4.1all necessary adjustments, including adjustments of all income and expenses of the Business occurring after the Effective Date shall be for the account of the Purchaser as well as all customary closing adjustments respecting the transfer of real property, including property taxes as at the Effective Date; and

     2.4.2all necessary adjustments, including adjustments of all income and expenses of the Business occurring prior to the Effective Date shall be for the account of ZCL as well as all customary closing adjustments respecting the transfer of real property, including property taxes as at the Effective Date; and

     2.4.3interest on the outstanding balance of the Promissory Note shall be accrued monthly in arrears at the rate of 15% per annum commencing on April 1, 1998 and become payable on September 30, 1998 and on a monthly basis thereafter. Provided however, that if principal payments are made when

(68)

                                      -5-
          due, the Purchaser will be credited retroactively for the total accrued amount from April 1, 1998 until September 30, 1998 and credited for accrued interest in excess of 7.5% per annum on a monthly basis thereafter.

2.5 The parties agree that the Purchase Price for the Assets will be allocated as follows:

   (a)  Premises, Equipment, Raw Materials and Stock           $3,000,000.00
   (b)  Intangibles                                                     1.00
                                                            -----------------

                            Total Purchase Price:              $3,000,001.00

2.6 ZCL and the Purchaser agree to jointly elect that GST shall not apply to the purchase of Assets contemplated hereunder and the Parties agree to take all necessary steps to execute such further and other documentation as may be required and to give such further assurances as may be necessary in order that GST not apply to this transaction pursuant to the Excise Tax Act (Canada). In the event that GST shall apply to the sale of Assets contemplated hereunder, the payment of GST shall be the responsibility of the Purchaser. Such payment shall be taken into consideration as an adjustment (in addition) to the Purchase Price as contemplated in section 0 hereof.

2.7 As security for the Promissory Note, the Purchaser does hereby agree to grant to ZCL the General Security Agreement and the Mortgage.

2.8 As further security for the Promissory Note, each of the Principals do hereby agree to provide a Guarantee to ZCL, such Guarantees being in the aggregate amount of EIGHT HUNDRED THOUSAND DOLLARS ($800,000), being the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) from each Principal. It is hereby acknowledged and agreed amongst the parties hereto that no legal action in relation to the Guarantees shall be initiated by ZCL until the amount owing, if any, is determined after ZCL has taken all reasonable steps to realize on its security other than the Guarantees .

2.9 ZCL does hereby agree to discharge the Mortgage upon receipt by ZCL of the principal amount of ONE MILLION FIVE HUNDRED AND FIFTY THOUSAND DOLLARS

(69)

($1,550,000), under the terms of the Promissory Note. ZCL further agrees to discharge its security interest of any kind and nature whatsoever related to the Equipment, upon the further payment of the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) (aggregate TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000)) of the principal amount of the Promissory Note.

2.10 ZCL agrees, if requested by the Purchaser, to postpone any security interest it has in all raw materials (meaning all unprocessed or partially processed materials used in the manufacture, production or shipment of pultruded products), and accounts receivable of the Purchaser, in favour of any financial institution providing a commercial lending facility to the Purchaser.


                ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF ZCL

3.1 ZCL hereby represents and warrants, as of the Effective Date and the Closing Date, with and to the Purchaser as follows, and acknowledges that the Purchaser is relying on such representations and warranties, all of which are material to the Purchaser in connection with the purchase and sale of the Assets:

     3.1.1ZCL is a corporation duly  incorporated  and properly  organized under the  laws  of the  jurisdiction  of  its  incorporation  and  is  duly qualified to transact business and is up to date on all material corporate filings in each jurisdiction in which the conduct of its businesses or the ownership of its properties require such qualifications, and ZCL has all the necessary authority and power to enter into and perform its obligations pursuant to this Agreement;

     3.1.2ZCL is the registered and beneficial owner of the Assets, and on Closing the Assets will be free and clear of any claims, liens, encumbrances, charges or security interests whatsoever and ZCL is entitled to sell the Assets to the Purchaser;

     3.1.3All of the trademarks comprising the Intangibles are listed hereto in Schedule "F";

     3.1.4There are no actions or claims, commenced or alleged, against ZCL relating to its ownership rights in the Intangibles, or alleging infringement by ZCL as a result of the use of the Intangibles;

     3.1.5ZCL has full corporate power and authority to own, lease or use the Assets and is not aware of any governmental licenses, authorizations, consents, registrations and approvals which have not been obtained which are necessary to operate the Business and to own, lease or use the Assets;

     3.1.6All necessary  corporate  action has been taken by ZCL to approve this
          Agreement and the transactions contemplated hereunder to be performed by ZCL and this Agreement has been duly executed and delivered by ZCL and
(70)
          constitutes valid, legal and binding obligations of ZCL, enforceable against it in accordance with its terms, subject to the availability of equitable remedies and enforcement of creditors rights generally;

     3.1.7As of the Closing, the entering into of this Agreement by ZCL and the performance of its obligations hereunder will not result in the breach or violation of:

          3.1.7.1 any of the material terms or provisions of any constating documents of ZCL or of any material permit, indenture, mortgage, deed of trust, loan agreement or other material agreement, written or oral, to which ZCL is a party; or

          3.1.7.2 any material law, regulation or applicable order (of which ZCL is aware) of any Court, arbitrator or governmental authority having jurisdiction over the Assets or the properties or business of ZCL;

     3.1.8As of the Closing, the execution and delivery of this Agreement and the performance of the covenants and agreements herein contained are not limited or restricted by and are not in conflict with any contract, agreement or other instrument to which ZCL is bound;

     3.1.9None of the Assets are subject to any rights of first refusal or similar rights or restrictions granted by ZCL;

     3.1.10 All due and properly owing property, production, business, and similar taxes and assessments based on or measured by the ownership of the Assets or the production of goods and services by the Business have been properly and fully paid and discharged;

     3.1.11 ZCL, in conducting its Business, is unaware of any non-compliance with any material laws, rules and regulations of each jurisdiction in which such business is carried on, and is unaware of any breach in any material respect of any such material laws, rules or regulations;

     3.1.12 ZCL is a resident of Canada within the meaning of the Income Tax Act (Canada);
(71)
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                                      -8-

     3.1.13 As of the Closing, ZCL is not in breach or violation of any of the material terms or provisions of, or in default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement (written or oral) to which they are bound and to which any of the Assets are subject;

     3.1.14 There are no lawsuits in existence or, to the knowledge of ZCL, proceedings or investigations pending or threatened against ZCL that:

          3.1.14.1 challenge the validity of this Agreement with respect to sale of the Assets or the Business or the transactions contemplated hereby to be performed by ZCL; or

          3.1.14.2 seek to restrain or prevent any action taken or to be taken by ZCL in connection with this Agreement or the transactions contemplated hereby;

     3.1.15 All computer software and related data associated with the Business, and relating to the Assets and more particularly relating to customer data, will be available to the Purchaser for a period of two (2) years subsequent to the Closing Date;

     3.1.16 ZCL shall maintain in full force and effect such policies of insurance issued by reputable and responsible insurers as will be maintained with respect to assets similar to the Assets by reasonably competent businessmen, and such policies of insurance are to be so maintained until Closing of the transactions contemplated hereby or until the Purchaser provides proof to ZCL that it has obtained insurance coverage acceptable to ZCL, which ever first occurs.


                       ARTICLE 4 - ASSIGNMENT OF CONTRACTS

4.1 ZCL does hereby agree to assign all rights and obligations under the contracts listed in Schedule "G" hereof provided that ZCL will be responsible for any claims made under assumed contracts prior to the Effective Date, except as hereinafter specified, and will be responsible for payment of all obligations accruing prior to the Effective Date. It is specifically acknowledged and agreed between the parties hereto that the Purchaser reserves the right to deny assumption of any contracts which it deems undesirable and the Purchaser will advise ZCL on the Closing Date which contracts it will not assume. It is further acknowledged and agreed that ZCL may be obligated to accept returned materials for credit under a distributorship agreement with each of BMD and Detroit Forest Products. The Purchaser does hereby agree to assist ZCL to minimize such credits and to purchase any returned product from ZCL at one-half the value of applicable credits paid by

(72)

                                      -9-
ZCL to these distributors.


           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1 The Purchaser hereby represents and warrants, as of the Effective Date and the Closing Date, with and to ZCL as follows, and acknowledges that ZCL is relying on such representations and warranties, all of which are material to ZCL in connection with the purchase and sale of the Assets:

     5.1.1All necessary corporate actions, resolutions or otherwise will be taken by the directors of the Purchaser to approve, ratify and confirm the execution delivery of this Agreement, the Promissory Note, the General Security Agreements and the Mortgage;

     5.1.2The Purchaser is a resident of Canada for the purposes of the Investment Canada Act (Canada);

     5.1.3This Agreement constitutes a valid and legally binding obligation of the Purchaser and enforceable against the Purchaser in accordance with the terms of this Agreement;

     5.1.4The Purchaser has been incorporated and organized under the laws of the province of Alberta and is a valid and subsisting corporation in good standing.


                     ARTICLE 6 - COVENANTS OF THE PURCHASER

6.1 The Purchaser shall not assume any contracts relative to the Business except as listed in Schedule "G". In addition, the Purchaser agrees to assist ZCL to minimize the credits which may be owing to BMD or Detroit Forest Products pursuant to two distributorship agreements under which ZCL may be obligated to accept returned materials for credit and does further undertake to purchase any returned product from ZCL pursuant to these two distributorship agreements at one-half the value of applicable credits paid by ZCL to these distributors.

6.2 The Purchaser agrees to obtain on the Closing Date, insurance coverage acceptable to ZCL to be effective upon the transfer of title by ZCL to the Purchaser on the Closing Date. The Purchaser further acknowledges that it shall bear the risk of loss of any of the assets not covered by ZCL's existing insurance coverage on and after April 6, 1998.

6.3 The Purchaser agrees on the Closing Date, to assume those liabilities listed in Schedule "H" hereof.
(73)
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                                      -10-

6.4 The Purchaser agrees to provide ZCL with access to all corporate records, during normal business hours of the Purchaser, related to records prior to the Effective Date.


             ARTICLE 7 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 The representations and warranties made by ZCL pursuant to Article 3 of this Agreement, and the Purchaser pursuant to Article 5, shall survive the Closing on the Closing Date, and notwithstanding such Closing, shall continue in full force and effect for the benefit of the Purchaser for two (2) years, and for the benefit of ZCL, indefinitely.


                              ARTICLE 8 - EMPLOYEES

8.1 ZCL agrees to advise all of its employees in the Business of this transaction and shall terminate their employment effective on the Effective Date. ZCL agrees to pay and satisfy as at the Effective Date all salaries, wages, termination pay, wrongful dismissal claims, holiday pay, employment insurance premiums, Workers' Compensation payments, income tax and Canada Pension Plan deductions and all other payments to be made to or on behalf of the employees to and including the Effective Date and shall indemnify the Purchaser with respect to same. The Purchaser shall offer employment to employees of the Business commencing on the Effective Date, on essentially the same terms and conditions of employment as offered by ZCL, excluding any employees on long-term disability or temporary layoff.


                               ARTICLE 9 - CLOSING

9.1 The Closing of the transaction contemplated by this Agreement shall be completed at the offices of Bryan & Company, Barristers and Solicitors, 2600 Manulife Place, 10180-101 Street, Edmonton, Alberta T5J 3Y2, Solicitors for the Purchaser, at 2:00 p.m., Edmonton time, on the Closing Date. At the Closing, ZCL shall deliver to the Purchaser such documents as are reasonably required to complete the transaction as contemplated by this Agreement, including, but not limited to the following:


     9.1.1all bills of sale, transfer and assignments as may be necessary to vest good and marketable title to the Assets in the name of the Purchaser, free and clear of all liens, charges, encumbrances and security interests whatsoever;

     9.1.2assignment of all right, title and interest of ZCL and those contracts identified in Schedule "G" hereto which the Purchaser has agreed to assume together with executed copies of the contracts and consents of third parties

(74)
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                                      -11-

          to such assumptions as deemed necessary by the Purchaser;

     9.1.3assignments  of those  liabilities  identified  in Schedule "H" hereto together with executed copies of the documents creating the obligations and consents of third parties to such assumptions as deemed necessary by the Purchaser;

     9.1.4 possession of the Assets;

     9.1.5such specific assignments or conveyances as the Purchaser may require with respect to any part of the Assets sold hereunder;

     9.1.6 worker's compensation clearance for the operations of the Business;

     9.1.7evidence  of   termination   of  employees  of  ZCL  in  the  Business
          satisfactory to the Purchaser or its solicitors;

     9.1.8all books, records, invoices, statements, files, correspondence and other materials as presently maintained by ZCL in the operation of the Business located on the Premises, as of the Closing Date;

     9.1.9an opinion of the solicitors of ZCL to the effect that ZCL is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with full power, authority and capacity to execute and deliver this Agreement and that the same has been duly and validly authorized by all necessary corporate proceedings of ZCL; and

     9.1.10 such further documents and assurances as may be reasonably  required
          by  the  Purchaser  or  its   solicitors  in  order  to  complete  the
          transactions contemplated herein;

9.2 At the Closing, the Purchaser shall deliver to ZCL such documents as are reasonably required to complete the transaction as contemplated by this Agreement, including but not limited to the following:

     9.2.1 the Promissory Note;

     9.2.2 the General Security Agreement;

     9.2.3 the Mortgage;

     9.2.4 the Guarantees;

     9.2.5an agreement  acceptable to ZCL whereby the Purchaser agrees to supply

(75)
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                                      -12-

          ZCL with pultrusions for hold down straps under which ZCL will be granted production priority;

     9.2.6The opinion of the solicitors of the Purchaser to the effect that the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with full power, authority and capacity to execute and deliver this Agreement, the Promissory Note and the General Security Agreement and that the same have been duly and validly authorized by all necessary corporate proceedings of the Purchaser;

     9.2.7executed  copies  of  all  assumption   agreements  required  by  this
          Agreement;

     9.2.8an acknowledgement satisfactory to ZCL that the Equipment listed in Schedule "A" hereto has been received by the Purchaser and that the Equipment is a complete list of all equipment forming the Assets of the Business; and

     9.2.9such further documents and assurances as may reasonably be required by the solicitors of ZCL in order to complete the transactions contemplated herein.


                             ARTICLE 10 - INDEMNITY

10.1 ZCL agrees to be liable to and to indemnity and does hereby indemnify the Purchaser from and against any and all claims, actions, losses, damages, liabilities and costs to which the Purchaser may be put or suffer by or as a result of any undertaking, representations or warranties set forth herein by ZCL being incorrect, inaccurate, untrue or breached, including costs on a solicitor and its own client basis.

10.2 ZCL does hereby further agree to be liable to and to indemnify and does hereby indemnify the Purchaser from and against any and all claims, actions, losses, damages, liabilities and costs to which the Purchaser may be put or suffer by or as a result of any liabilities of the Business which are not assumed by the Purchaser hereunder, including costs on a solicitor and its own client basis.

10.3 The Purchaser agrees to be liable to and to indemnify and does hereby indemnify ZCL from and against any and all claims, actions, losses, damages, liabilities and costs to which the Purchaser may be put or suffer by or as a result of any undertaking, representation or warranties set forth herein by the Purchaser being incorrect, inaccurate, untrue or breached including, including costs on a solicitor and its own client basis.

10.4 The Purchaser does further agree to be liable to and to indemnify and does hereby indemnify ZCL from and against any and all claims, actions, losses, damages, liabilities and costs to

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
                                      -13-

which ZCL may be put or suffer by or as a result of those liabilities listed in Schedule "H" hereof which the Purchaser has agreed to assume, and with respect to liabilities arising from the conduct of the Business after the Effective Date, including costs on a solicitor and its own client basis.


                              ARTICLE 11 - GENERAL

11.1 The rights defined by this Agreement shall not be assigned or transferred by any party.

11.2 All notices, requests, demands or other communications by the terms hereof required or permitted to be given hereunder shall, unless otherwise specifically provided for herein be given in writing or shall be either mailed postage prepaid by double registered mail and faxed or personally served to each party at its address as follows:

            11.2.1         to ZCL:

                           6907 - 36 Street
                           Edmonton, Alberta
                           T6B 2Z6

                           Attention: Ven Cote, President and Chief Executive
                                      Officer

                           Fax: 466 - 6126

                           with a copy to:

                           Parlee McLaws
                           Barristers and Solicitors
                           1500, 10180 - 101 Street
                           Edmonton, Alberta
                           T5J 4K1

                           Attention:  Dave Finlay

                           Fax: (403) 423 - 2870

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

                                      -14-
            11.2.2         to the Principals:

                           Robert Day - Chairman
                           #109, 52258 Range Road 231
                           Sherwood Park, Alberta
                           T8B 1M7

                           Phone:  (403) 466-6648

                           Kuldip Delhon
                           12511 - 29 Avenue
                           Edmonton, Alberta
                           T6J 6E1

                           Phone:  (403) 940-0714

                           Jarnail Sehra
                           501 Heffernan Drive
                           Edmonton, Alberta
                           T6R 2K5

                           Phone:  (403) 461-6666


                           Dr. Krishen Mehra
                           39 Westbrook Drive
                           Edmonton, Alberta
                           T6J 2C8

                           Phone:  (403) 435-8093

            11.2.3         to the Purchaser:

                           2305 - 8th Street
                           Nisku, Alberta
                           T9E 7Z3

                           Attention:  Robert Day

                           Fax: 955 - 7170

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
                                      -15-
                           with a copy to:

                           Bryan & Company
                           Barristers & Solicitors
                           2600, 10180 - 101 Street
                           Edmonton, Alberta
                           T5J 3Y2

                           Attention:  Douglas O. Goss

                           Fax:  (403) 428-6324


11.3 The parties do hereby agree that any property or assets of ZCL located on the Premises at Closing but not included in the Assets purchased by the Purchaser hereunder may be stored on the Premises free of charge, provided that the Purchaser shall not be held responsible for the insurance or safe keeping of such property. ZCL does hereby agree to remove any such property or assets from the Premises at its expense upon 60 days notice from the Purchaser.

11.4 ZCL does hereby agree that any of the Assets or other property of the Purchaser located on any of the premises of ZCL may be stored on such premises free of charge, provided that ZCL shall not be held responsible for the insurance or safe keeping of such property. The Purchaser shall have this property removed from the premises of ZCL at the expense of the Purchaser upon 60 days notice from ZCL.

11.5 This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties.

11.6 Appended hereto are the following Schedules, which are incorporated into this Agreement by reference and are deemed to be a part hereof:

            Schedule "A" - Equipment
            Schedule "B" - Promissory Note
            Schedule "C" - General Security  Agreement
            Schedule "D" - Mortgage
            Schedule "E" - Guarantee
            Schedule "F" - Patents  and  Trademarks
            Schedule "G" - Contracts
            Schedule "H" - Assumed Liabilities

11.7        Time shall be of the essence of this Agreement.
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
                                      -16-

11.8 No amendment or variations of the provisions of this Agreement shall be binding upon any party, unless it is evidenced in writing and executed by the parties.

11.9 The parties agree that this Agreement shall enure to the benefit and be binding upon the parties and their respective executors, administrators, assigns and successors.

11.10 If any provision of this Agreement shall be adjudged void, or unenforceable by a competent court, the remaining provisions of this Agreement shall continue in full force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein, and the parties hereby submit to the jurisdiction of the courts of the Province of Alberta.

11.11 This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 3rd day of June, 1998.


     IN WITNESS WHEREOF the Corporate parties have hereto affixed their corporate seals duly attested by the hands of their properly authorized officers in that behalf and the individual parties have executed this Agreement all on the day and year first written above.

                        ZCL COMPOSITES INC.

         PER: /s/ Venance Cote
           -----------------------------------------
         PER: /s/ Tony Barlot
           -----------------------------------------

                        PULTRONEX CORPORATION

         PER: /s/ Robert Day
            ----------------------------------------
         PER: /s/  Jarnail Sehra
            ----------------------------------------

SIGNED, SEALED AND DELIVERED in the presence of:)
                                                )
                                                )
 /s/ Douglas O. Goss                            )  /s/ Robert Day
-------------------------------                 ) -----------------------------
Witness                                           Robert Day
Barrister and Solicitor

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
                                      -17-

SIGNED, SEALED AND DELIVERED in the presence of: )
                                                 )
                                                 )
/s/ Douglas O. Goss                              )  /s/ Kuldip Delhon
-------------------------------                  ) ----------------------------
Witness                                            Kuldip Delhon
Barrister and Solicitor

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


                                      -18-


SIGNED, SEALED AND DELIVERED in the presence of: )
                                                 )
                                                 )
/s/ Douglas O. Goss                              )  /s/ Krishen Mehra
-------------------------------------            ) ----------------------------
Witness                                            Krishen Mehra
Barrister and Solicitor

SIGNED, SEALED AND DELIVERED in the presence of: )
                                                 )
                                                 )
/s/ Douglas O. Goss                              )  /s/ Jarnail Sehra
-------------------------------------            ) ----------------------------
Witness                                            Jarnail Sehra
Barrister and Solicitor

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



                                  SCHEDULE "A"

                                    EQUIPMENT




(83)

                                  SCHEDULE "B"

                                 PROMISSORY NOTE



(84)

                                  SCHEDULE "C"

                           GENERAL SECURITY AGREEMENT


(85)

                                  SCHEDULE "D"

                                    MORTGAGE



(86)

                                  SCHEDULE "E"

                                    GUARANTEE


(87)

                                  SCHEDULE "F"

                             PATENTS AND TRADEMARKS


Canadian Trademark:     E-Z Deck
                        TMA 469,065
                        Reg: January 20, 1997


US Trademark:           E-Z Deck
                        #1,969,571
                        Reg: April 23, 1996

                        Declaration of Use required by April 23, 2001


Canadian Trademark:     E-Z Fence
                        TMA 473,957
                        Reg:  March 27, 1997



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



                                  SCHEDULE "G"

                                    CONTRACTS


(a)  ZCL and Can-Cell Industries Inc., dated October 1, 1994

(b) ZCL and Ace Hardware Corporation, dated October 6, 1997, effective date January 1, 1998

(c) ZCL and All-Coast Forest Products Inc., dated July 15, 1996, distribution for the United States

(d) ZCL and Alta Mont Wholesale Co. dated March 18, 1996, distribution for Southern Illinois

(e) ZCL and Prince Corporation dated October 18, 1995, distribution for Wisconsin and upper peninsula of Michigan

(f) ZCL and Westech Building Products, dated December 1, 1995, distribution for Alberta and British Columbia

(g)  ZCL and Allied Plywood Corporation

(h)  ZCL and Can-Save agreed to August 15, 1997

(i)  ZCL and Cameron Ashley Building Products


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



                                  SCHEDULE "H"

                               ASSUMED LIABILITIES


The Purchaser assumes any and all liabilities relating to the Pultrusion division operations for the following:

- Warranty obligations, whether arising from the period before or after the Effective Date

- Lease contracts, except for any portion of expenses relating to the period prior to March 31, 1998

- Obligations relating to all distributor agreements listed in Schedule "G" hereto, except for the return of product for credit from BMD and Detroit Forest Products for which the Purchaser will purchase any returned product for one-half the value of the applicable credit paid to these distributors

- All expenses and costs relating to the operations after March 31, 1998, including taxes, assessments, insurance, employee related costs, permits, licenses, registrations, and costs relating to intangible assets

-    Environmental   obligations  relating  to  the  operations,   products  and
     premises,  whether  arising from the period  before or after the  Effective
     Date



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



                              PULTRONEX CORPORATION


--------------------------------------------------------------------------------




                        ASSET PURCHASE AND SALE AGREEMENT

--------------------------------------------------------------------------------
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